Exhibit 10.4

MORTGAGE AND SECURITY AGREEMENT
(Including Collateral Assignment of Rents and Leases)

Property Address: 50 Old Webster Road, Oxford, MA

This Mortgage and Security Agreement (Including Collateral Assignment of Rents and Leases) (hereinafter referred to as the “Mortgage”) is made as of the 4th day of June, 2008 by IPG PHOTONICS CORPORATION, a Delaware corporation with a principal place of business at 50 Old Webster Road, Oxford, Massachusetts 01540 (together with any successors in title to the Mortgaged Property hereinafter defined, other than the Bank, sometimes herein referred to as the “Borrower”).

1.	Mortgage, Security Agreement and Assignment of Rents and Leases.

      1.1 Mortgage and Security Agreement.  For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower hereby grants, with MORTGAGE COVENANTS, to BANK OF AMERICA, N.A., a national banking association with an office at 100 Front Street, Worcester, Massachusetts  01608 (together with any other holder or holders from time to time of the Note hereinafter defined, sometimes herein referred to as the “Bank”), so much of the “Mortgaged Property” as constitutes the “Premises”, and grants to the Bank a first security interest in so much of the Mortgaged Property as constitutes the “Collateral” all as hereinafter defined, in all proceeds of insurance from any damage to the Mortgaged Property and in all awards for condemnations or takings of all or any portion of the Mortgaged Property or any interest therein by eminent domain, all to secure the following obligations of the Borrower to the Bank, which obligations are collectively referred to herein as the “Mortgage Debt,” namely:

(a) the payment of amounts from time to time due pursuant to the terms of a certain Term Note of even date made by the Borrower to the order of the Bank in the principal amount of Twenty Million and 00/100 Dollars ($20,000,000.00) (the “Note”), at the times, in the manner and with interest all as more fully provided therein (including any and all renewals, extensions, amendments and rewritings thereof and advances thereunder, all now or hereafter made); and

(b) the performance of all covenants and agreements contained in the Note and this Mortgage; and

(c) the payment and performance of all obligations of the Borrower under any interest rate swap agreement, foreign exchange contract, any cap, floor or hedging agreement or other similar agreement, or other financial agreement or arrangement designed to protect the Borrower against fluctuations in any interest rate charged by the Bank under the Note (a “Swap Contract”).

The “Mortgaged Property” shall mean: real estate with all buildings and improvements thereon located at 50 Old Webster Road, Oxford, Massachusetts, as more fully described on Exhibit A attached hereto, together with all rights of way or uses, servitudes, licenses, tenements, rents, leases, hereditaments, appurtenances, easements and other rights now or hereafter existing, belonging or pertaining thereto; all fixtures and other articles of every kind and nature whatsoever now or hereafter owned or leased by the Borrower and used or procured for use in connection with the operation and maintenance of the Premises, insofar as the same are, or can by agreement of the parties be made, a part of the real estate, including, without limiting the generality of the foregoing, any and all boilers, pumps, tanks, electric panel switchboards, lighting equipment and wiring, heating, plumbing and ventilating apparatus, sprinklers, if any, elevators, escalators, refrigerating, air conditioning and air-cooling equipment and other building service equipment (said real estate, improvements, rights, fixtures and other articles being collectively called the “Premises”); and all fixtures owned or leased by the Borrower and now or hereafter placed in or on and used in connection with the operation or maintenance of the Premises and all contract rights, accounts, leases, rents and general intangibles pertaining to the Premises, whether now owned or hereafter acquired; all additions, replacements, improvements and accessions with respect to the foregoing; all products of the foregoing; all proceeds of the foregoing; and all judgments, awards of damage, settlements, takings or payments of insurance covering any of the foregoing (collectively called the “Collateral”).

1.2 Assignment of Rents and Leases.

(a) For the purpose of further securing the payment of the Mortgage Debt and the performance of all of the Borrower’s obligations under the Note, this Mortgage and any Swap Contract, the Borrower assigns to the Bank all of the Borrower’s right, title and interest in, to and under all leases covering any portion of the Mortgaged Property and the right to collect rents under any other oral or written occupancy agreement covering any portion of the Mortgaged Property.

(b) This Assignment is made on the following terms and conditions with respect to the Mortgaged Property, namely:

(1) So long as there shall exist no Event of Default as defined in the Loan Agreement by and between the Bank and the Borrower dated of even date herewith, as from time to time amended or restated (the “Loan Agreement”), the Borrower shall be entitled to collect all rents under all leases and occupancy agreements; provided, however, that the Borrower shall not collect any rental or other payment under a lease or occupancy agreement more than one (1) month in advance of the time that it is due under the terms of the lease or occupancy agreement.  The Borrower shall not enter into any lease or occupancy agreement covering any portion of the Mortgaged Property without the Bank’s prior written consent and no change or modification may be made in the terms of any leases without the Bank’s prior written consent.  The Borrower agrees that both before and after any Event of Default it will fully perform all of its obligations under any lease or occupancy agreement and will do nothing to impair its or their value as security for the Mortgage Debt.

(2) Upon or at any time after an Event of Default the Bank, without in any way waiving such Event of Default, at the Bank’s option, without notice and without regard to the adequacy of any other security held by it, may collect all rents under any leases and occupancy agreements and exercise all of the Borrower’s rights under any lease or occupancy agreement.  The Bank shall not be required to take possession of any portion of the Mortgaged Property to entitle it to the rents and profits emanating therefrom or payable with respect thereto.

(3) The Bank shall not be liable for any loss sustained by the Borrower by reason of the Bank’s exercise of its rights under this Assignment nor shall the Bank be deemed to have assumed any of the Borrower’s obligations under any lease or occupancy agreement covering any portion of the Mortgaged Property.

(4) The Borrower agrees to defend, indemnify and hold harmless the Bank from any and all liability, loss or damage which may or might be incurred by the Bank by virtue of this Assignment or any action taken by the Bank in exercise of its rights conferred by this Assignment.

(5) The affidavit, certificate or statement of any officer, agent or attorney of the Bank shall be and constitute conclusive evidence of the validity, effectiveness and continuing force of this Assignment and any person may and is hereby authorized to rely thereon.  The Borrower hereby directs all lessees and tenants under any leases and occupancy agreements to rely conclusively on any notice received from any officer, agent or attorney of the Bank to the effect that an Event of Default as described in this Mortgage exists and/or that the Bank has the right to exercise the rights of the Borrower under any lease or occupancy agreement.

(6) The Borrower agrees that it will not make any further assignment or other transfer of its right, title and interest under any lease or occupancy agreement.

2.	Representations of the Borrower.

2.1 Legal Proceedings.  There is no action, suit, proceeding (including, without limitation, any condemnation proceeding and any proceeding in the nature of bankruptcy or for reorganization or arrangement) or investigation at law or in equity before or by any court or public board or body pending or, to the knowledge of the Borrower, threatened against the Borrower or the Mortgaged Property, or to the knowledge of the Borrower, any basis therefor, wherein an unfavorable decision, ruling or finding would have a material adverse effect on the business, assets or financial condition of the Borrower or its subsidiaries, taken as a whole, or the Mortgaged Property, or the transactions contemplated by the Note and this Mortgage, or which in any way would adversely affect the validity of the Note and this Mortgage.

2.2 Compliance with Law; Consents.  The Borrower is not in violation of any term or provision of any mortgage, lease, agreement or other instrument which is material to its business or assets, or of any judgment, decree, governmental order, statute, rule or regulation by which it is bound or to which it or any of its assets is subject.  The execution, delivery and performance of and compliance with this Mortgage will not violate or constitute a default under any term or provision of any mortgage, lease, agreement or other instrument, or any judgment, decree, governmental order, statute, rule or regulation by which the Borrower is bound or to which any of its assets is subject.  No approval by, authorization of, or filing with any federal, state, or municipal or other governmental commission, board, or agency or other governmental authority is necessary in connection with the execution and delivery of this Mortgage by the Borrower.

2.3 Mortgaged Property

.  The Borrower has good and marketable title to the Mortgaged Property and none of the Mortgaged Property is subject to any mortgage, pledge, lien, security interest, charge or encumbrance except a lien in favor of the Bank and as stated in the title insurance policy being issued to the Bank in conjunction with this Mortgage.

3.	Certain Agreements of the Borrower.

3.1 Payments.  The Borrower shall pay when due all principal, interest and late charges which may be payable, at the times and in the manner specified in the Note and this Mortgage.

3.2 Financial and Other Information.  The Borrower shall furnish to the Bank such information regarding the financial condition and operations of the Borrower as set forth in the Loan Agreement, and shall bear the reasonable cost and expense of any appraisal of the Mortgaged Property conducted on behalf of the Bank to comply with applicable banking regulations requiring periodic appraisals of real estate mortgaged to secure borrowing or as otherwise deemed appropriate by the Bank.

3.3 Maintenance of and Modifications to Mortgaged Property by the Borrower; Restrictions on Prior Liens.  The Borrower will maintain the Mortgaged Property in good repair, working order and condition and will from time to time make or cause to be made all necessary and proper repairs, replacements and renewals.  All such repairs, replacements and renewals shall be free of all liens and encumbrances (other than this Mortgage and as set forth in the title insurance policy being issued to the Bank in conjunction with this Mortgage) and shall become a part of the Mortgaged Property.

The Borrower will not permit the Mortgaged Property to be used in violation of any law, by-law, ordinance or regulation of any governmental authority or for any unlawful or improper purpose and will not commit, permit or suffer any waste, impairment or deterioration of the Mortgaged Property or any part thereof.

The Mortgaged Property and any use thereof by the Borrower shall conform with all applicable zoning, planning, building, environmental, condominium and other laws, ordinances, by-laws and regulations of governmental authorities having jurisdiction over the Mortgaged Property, and the Borrower shall not permit a nuisance thereon.

Except as expressly permitted hereunder, the Borrower will not sell, lease, convey, assign or transfer or permit to be sold, leased, conveyed, assigned or transferred all or any part of any legal or beneficial interest in the Mortgaged Property or create, incur, assume or permit to exist any encumbrance, lien or charge of any kind on the Mortgaged Property (except this Mortgage and as set forth in the title insurance policy being issued to the Bank in conjunction with this Mortgage) without the written consent of the Bank.  The Borrower will not suffer or permit any mechanics’ lien or other encumbrance to remain against the Mortgaged Property by reason of work, labor, services or materials supplied or claimed to be supplied in connection with the Mortgaged Property; provided, however, that after notice to the Bank, the Borrower may contest promptly the validity or the amount of any such lien or encumbrance by appropriate proceedings timely instituted, provided that if such lien or encumbrance has priority over the lien of this Mortgage, the Borrower, upon the request of the Bank, shall either discharge such lien or encumbrance or provide the Bank with a sum sufficient to discharge such lien or encumbrance to be deposited in escrow as security therefor, and provided further, that if the Bank shall notify the Borrower that, in the opinion of its counsel, by nonpayment of any such items the lien of this Mortgage as to any part of the Mortgaged Property could be subject to loss or forfeiture, then the Borrower will promptly discharge such lien or encumbrance.

3.4 Taxes and Governmental Charges.  Upon written request therefor by the Bank after the occurrence of an Event of Default, the Borrower shall thereafter pay to the Bank on each payment date under the Note, in addition to the payments therein required, a monthly apportionment of one-twelfth (1/12th) of the sum estimated by the Bank to be sufficient to make all payments of all real estate taxes and governmental charges and assessments upon the Mortgaged Property as they become due and any balance due for any such payments shall be paid by the Borrower to the Bank upon demand.  The Bank is hereby specifically authorized to pay when due or at any time thereafter all of said payments and to charge the same to the account of the Borrower.  No interest shall be paid or credited with respect to any amounts paid by the Borrower under this Section.

3.5 Right of Access.  The Borrower agrees that upon reasonable notice, the Bank and its representatives may at all reasonable times examine and inspect the Mortgaged Property.

3.6 Instruments of Further Assurance; Recordings and Filing.  The Borrower will do, execute, acknowledge and deliver or cause to be so performed such supplemental mortgages and such further acts, instruments and transfers as the Bank may reasonably require for the better assuring, transferring, pledging, assigning and conferring unto the Bank the Mortgaged Property and rights herein described and the income and revenue pledged hereby.

The Borrower will cause or cooperate with the Bank in causing this Mortgage and all financing statements and other records, and similar instruments (and supplements and amendments to any of the foregoing) to be signed, authenticated, recorded and filed as may be required by law, or as the Bank deems appropriate, in order to fully perfect, preserve and protect the security and rights of the Bank hereunder.

The Borrower shall cause to be filed any continuation statements or instruments of a similar character which, in the Bank’s opinion, are required by law in order to preserve and protect the security of the Bank.

3.7 Insurance Coverage.  The Borrower shall keep the improvements now existing or hereafter installed in or erected on the Mortgaged Property insured against loss by fire, flood, hazards included within the term “extended coverage” as approved by the Commissioner of Insurance of The Commonwealth of Massachusetts and such other hazards or perils as the Bank shall reasonably request in such amounts as shall be satisfactory to the Bank, all insurance to be for the benefit of and payable in case of loss to the Bank and the Borrower as their interests may appear.

All insurance policies and renewals thereof shall be in form acceptable to the Bank, shall include a standard mortgage clause in favor of and in form acceptable to the Bank, and shall contain a provision that such policies shall not be cancelled or modified without at least twenty (20) days prior written notice to the Bank.  The Borrower shall deposit copies of such policies and renewals or duplicates of certificates thereof with the Bank, or may effect such insurance under a blanket policy covering the Mortgaged Property and other locations and deliver a certificate thereof to the Bank.  In the event of loss, the Borrower shall give prompt notice to the insurance carrier and the Bank.  The Bank may make proof of loss if not made promptly by the Borrower.

The Borrower shall pay or cause to be paid all premiums for such insurance when due.

3.8 Borrower’s Indemnification of the Bank.  Notwithstanding its insurance agreements, the Borrower hereby indemnifies and saves harmless the Bank and its directors, officers, employees, attorneys and agents against and from (a) all claims by or on behalf of any person arising out of (i) any condition of the Mortgaged Property, or (ii) the construction, reconstruction, improvement, use, occupancy, conduct or management of or from any work or anything done or omitted to be done in or about the Mortgaged Property, or (iii) any accident, injury or damage to any person occurring in or about the Mortgaged Property, or (iv) any breach or default beyond any applicable grace period by the Borrower of any of its obligations hereunder or under the Note or any Swap Contract, or (v) any act or omission of the Borrower or any of its agents, contractors, servants, employees or licensees, and (b) all costs, counsel fees, expenses or liability reasonably incurred in connection with any such claim or action or proceeding brought thereon.  This indemnity shall survive payment of the Mortgage Debt and cancellation, discharge or foreclosure of this Mortgage, shall be in addition to and not in lieu of other rights of indemnification which the Bank may possess under this Mortgage or any instrument or document related to the Mortgage Debt and shall survive the transfer of any or all of the right, title and interest in and to the Mortgaged Property.  If any action or proceeding is brought against the Bank with respect to any matter covered by the foregoing indemnification, the Borrower shall resist or defend such action or proceeding through counsel reasonably acceptable to the Bank.  Subject to the foregoing, the Bank shall cooperate and join with the Borrower at the expense of the Borrower as may be required in connection with any action taken or defended by the Borrower.

3.9 Commercial Transaction.  This Mortgage evidences a commercial transaction and not a consumer, family, household or agricultural transaction.

3.10 Hazardous Waste.

(a) For the purpose of this Mortgage, the term “Hazardous Materials” shall mean any “oil”, “hazardous material”, “hazardous wastes” or “hazardous substances” as defined in any federal, state or local law governing the existence, release, generation, storage or disposal of any hazardous materials, and the regulations adopted pursuant thereto (collectively, the “Hazardous Waste Laws”), and shall include, without limitation (whether or not included in the definition contained in said statutes), asbestos, petroleum products and chemicals which would be materially dangerous to the environment or to human beings.

(b) The Borrower does hereby warrant and represent to the Bank that (i) the Borrower has never released, generated, stored (except in compliance with Hazardous Waste Laws) or disposed of any Hazardous Materials on the Mortgaged Property, (ii) the Borrower is not aware of the existence, release or threat of release of any Hazardous Materials on the Mortgaged Property or on any properties adjacent to the Mortgaged Property, and (iii) the Borrower has not received any notice, order, claim or demand from any governmental authority with respect to the existence, release or threat of release of any Hazardous Materials on or about the Mortgaged Property.

(c) (1)           The Borrower shall not release, generate or dispose of any Hazardous Materials in, to or on the Mortgaged Property or in, to or on any properties adjacent to the Mortgaged Property; and

       (2)           In the event that any Hazardous Materials are found on the Mortgaged Property, the Borrower shall immediately contain and remove the same in compliance with all Hazardous Waste Laws.

(d) If the Borrower is a potentially responsible party, the Borrower agrees to indemnify and hold the Bank harmless from and against any and all claims, liabilities, costs and expenses incurred by the Bank, other than claims directly and proximately resulting from the conduct of the Bank (but not any omission of the Bank), including attorneys’ fees and costs of litigation, arising from the release, existence or removal, whether now or hereafter and whether before or after payment in full of the Mortgage Debt, of any Hazardous Materials on the Mortgaged Property or on any properties adjacent to the Mortgaged Property.  This indemnification shall survive the loan secured hereby, notwithstanding any cancellation or discharge of this Mortgage.

(e) If deemed reasonably necessary after the occurrence of an Event of Default or if required by applicable banking regulations, the Bank, at its election and in its sole discretion and with notice to the Borrower, may at any time and from time to time, cause one or more environmental site assessments of the Mortgaged Property to be undertaken at the Borrower’s cost and expense.  Environmental site assessments may include a detailed visual inspection of the Mortgaged Property, including, without limitation, all storage areas, storage tanks, drains, dry wells, and leaching areas, as well as the taking of soil samples, surface water samples, and ground water samples and such other investigation or analysis as is necessary or appropriate for a complete assessment of the compliance of the Mortgaged Property and the use and operation thereof with all Hazardous Waste Laws.

(f) The Bank, at its election and in its sole discretion and with initial notice only to the Borrower, may (but shall not be obligated to) cure any failure on the part of the Borrower, or any occupant of the Mortgaged Property to comply with the Hazardous Waste Laws, including, without limitation the following:

(1) arrange for the cleanup or containment of Hazardous Materials found in or on the Mortgaged Property and pay for such cleanup and containment costs and costs associated therewith;

(2) pay on behalf of the Borrower or any occupant of the Mortgaged Property, any fines or penalties imposed on the Borrower or any occupant by any federal, state, or local governmental agency or authority in connection with such Hazardous Materials; and

(3) make any other payment or perform any other act which may prevent a release of Hazardous Materials, facilitate the cleanup thereof, and/or prevent a lien from attaching to the Mortgaged Property.

Any partial exercise by the Bank of the remedies hereinabove set forth or any partial undertaking on the part of the Bank to cure the failure of the Borrower or any occupant of the Mortgaged Property to comply with the Hazardous Waste Laws, shall not obligate the Bank to complete the actions taken or require the Bank to expend further sums to cure the Borrower’s or any such occupant’s noncompliance; neither shall the exercise of any such remedies operate to place upon the Bank any responsibility for the operation, control, care, management or repair of the Mortgaged Property or make the Bank the “owner” or “operator” of the Mortgaged Property or a “responsible party” within the meaning of the Hazardous Waste Laws.

Any amounts paid or costs incurred by the Bank as a result of any of the above, together with interest thereon at the rate set forth in the Note from the date of payment, shall be immediately due and payable by the Borrower to the Bank, and until paid shall be added to and become a part of the Mortgage Debt, and the same may be collected as part of said obligations in any suit herein or upon the Note or any other instrument included in the Collateral or upon a foreclosure of this Mortgage; and the Bank, by making any such payment or incurring any such costs, shall be subrogated to any rights of the Borrower or any occupant of the Mortgaged Property to seek reimbursement from any third parties, including, without limitation, a predecessor in interest to the Borrower’s title or a predecessor to the occupant’s use of the Mortgaged Property, who may be a “responsible party” under the Hazardous Waste Laws, in connection with the presence of such Hazardous Materials in, on or near the Mortgaged Property.

4.	Events of Default; Defaults.

This Mortgage is on the STATUTORY CONDITION and upon the further condition that there shall exist no Event of Default under the Loan Agreement or the Note, the occurrence of any of which, beyond any applicable grace period, shall constitute an “Event of Default” hereunder. The Borrower agrees to notify the Bank promptly in writing of the occurrence of any Event of Default.

5.	Acceleration.

Upon the occurrence of any Event of Default, the Bank may, at its option and without notice declare the entire Mortgage Debt then outstanding to be due and payable immediately, and, upon such declaration, all principal and interest accrued thereon shall automatically be and become immediately due and payable.

6.	Surrender of Possession of Mortgaged Property; Foreclosure.

Upon demand by the Bank after the occurrence of an Event of Default under this Mortgage, the Borrower shall forthwith surrender the possession of, and the Bank, by such officer or agent as it may appoint, may lawfully take possession of, all or part of the Mortgaged Property together with the related books, papers and accounts of the Borrower.  The Bank may (but is under no obligation to do so) then hold, operate and manage the same and make such repairs and improvements as the Bank shall deem advisable; the Bank may lease the Mortgaged Property or any part thereof and collect, receive and sequester the rents, and other income, charges and moneys therefrom or received from any receiver; and set up proper reserves or pay all proper costs and expenses, including reasonable compensation to the Bank, its agents, and counsel, and any charges of the Bank hereunder, and any taxes and assessments and other charges prior or subordinate to the lien of this Mortgage which the Bank may deem it advisable to pay.

Upon the occurrence of an Event of Default, the lien of this Mortgage may be foreclosed in the manner provided by law, including without limitation the STATUTORY POWER OF SALE and the exercise of all rights of a secured party under the Uniform Commercial Code.  The Bank may become the purchaser of the Mortgaged Property at any foreclosure sale where it is the highest bidder.

The Borrower agrees that if the Bank in the exercise of the statutory power of sale elects to sell the Mortgaged Property in parcels, such sales may be held from time to time and that the power of sale shall not be exhausted until all the Mortgaged Property, not previously released, shall have been sold.

Notice mailed to the Borrower at least ten (10) days before any sale shall constitute reasonable notification of such sale.

7.	Other Remedies; Rights of the Bank.

Upon the occurrence of an Event of Default, the Bank may pursue any available remedy to enforce the payment of principal and interest and late charges, if any, on the Note and/or the payment or performance of the Borrower’s obligations with respect to any other part of the Mortgage Debt.

No remedy under this Mortgage is intended to be exclusive, and each remedy shall be cumulative and in addition to any other remedy hereunder now or hereafter existing.

No delay or omission to exercise any right or power shall impair such right or power or constitute a waiver of any Event of Default or acquiescence therein; and each such right and power may be exercised as often as deemed expedient.

No waiver by the Bank of any Event of Default shall extend to any subsequent Event of Default.

The Borrower, to the fullest extent that the Borrower may do so, hereby waives all rights to a marshalling of the assets of the Borrower, including the Mortgaged Property, or to a sale in inverse order of alienation in the event of a sale hereunder of the Mortgaged Property, and agrees not to assert any right under any statute or rule of law pertaining to the marshalling of assets, sale in inverse order of alienation, or other matters whatever to defeat, reduce or affect the rights of the Bank under the terms of this Mortgage or the Note to a sale of the Mortgaged Property for the collection of the indebtedness evidenced by the Note without any prior or different resort for collection, or the right of the Bank to the payment of such indebtedness out of the proceeds of sale of the Mortgaged Property in preference to every other claimant whatever.

8.	Setoff.

Upon notice of an Event of Default, the Bank may, regardless of the adequacy of and without being required to first look to anything by which the Mortgage Debt is secured, apply to or set off against the Mortgage Debt any deposit or other sum from time to time credited by or due from the Bank to the Borrower.

9.	Agreement to Pay Attorneys’ Fees and Expenses.

If the Bank should employ attorneys or incur other expenses for the enforcement or performance or observance of any obligation, right or agreement herein contained, the Borrower agrees that it will on demand therefor reimburse the Bank for the reasonable fee of such attorneys and such other expenses so incurred.  If not paid immediately upon demand, such expenses or costs shall bear interest at the Default Rate provided in the Note.

10.	Protection of the Bank’s Security.

    If the Borrower shall fail to perform any obligation hereunder or if any action or proceeding is commenced which materially affects the Bank’s interest in the Mortgaged Property, including but not limited to proceedings with respect to eminent domain, insolvency, code enforcement, or arrangements and proceedings involving a bankrupt or decedent, then the Bank, at the Bank’s option, may disburse funds for the performance of such obligations or the making of such appearances and/or taking such action as the Bank shall deem necessary or appropriate to protect its interest in the Mortgaged Property, including, but not limited to, repair and maintenance of the Mortgaged Property, obtaining insurance for the Mortgaged Property, paying real estate taxes or other municipal charges or assessments on the Mortgaged Property and engaging attorneys, appraisers and expert witnesses; and any amounts disbursed by the Bank for the purpose of protecting its interest in the Mortgaged Property shall become part of the Mortgage Debt secured by this Mortgage and unless the Borrower and the Bank otherwise agree, all amounts so disbursed to protect the Bank’s interest in the Mortgaged Property shall be payable on demand and shall bear interest from the date of disbursement at the rate from time to time applicable to the Note.

Notwithstanding the provisions of this Section, the Bank shall never be required to incur any expense or to take any action hereunder.

The performance by the Bank of any obligation of the Borrower which the Borrower has failed to perform shall not be deemed a waiver or cure of the Default and the Event of Default shall be deemed to continue.

11.	Late Charges.

In the event that any installment of principal and/or interest remains unpaid for fifteen (15) days after the date it is due, the Borrower shall pay a late charge equal to two (2%) percent of the late payment.

12.	Transfer of Mortgaged Premises.

If the legal or beneficial ownership of the Mortgaged Property, or any part thereof, becomes vested in anyone other than the Borrower, the whole sum of principal and interest then remaining unpaid shall become immediately due and payable without notice at the option of the Bank and/or the Bank may, without notice to the Borrower, deal with such successors in interest with reference to the Mortgage and the Mortgage Debt hereby secured, and in the same manner as with the Borrower, without in any way altering or discharging the Borrower’s liability hereunder or upon the Mortgage Debt.  The Borrower agrees that upon any such transfer, the Borrower shall remain permanently liable for the Mortgage Debt and hereby waives any defense available to sureties and consents to the exchange or release of any Collateral, extensions for time of payment, the release of one or more persons liable for the Mortgage Debt and changes in the amount of the Mortgage Debt, the terms of payment and/or the interest rate and agrees that all or any such events to which such consent is herein given may occur on one or more occasions.

The Borrower assigns to the Bank and directs that there shall be paid to the Bank the proceeds of any awards for damages in connection with any condemnation or other taking of the Mortgaged Property or any part thereof or for conveyance in lieu of condemnation.  The Bank, in its sole discretion, shall use such proceeds as it shall deem necessary or appropriate to protect its interest.  If the Mortgaged Property is abandoned by the Borrower or if the Borrower fails after thirty (30) days’ prior written notice from the Bank to negotiate a reasonable settlement with the condemnor or an offer to make an award, the Bank may collect and apply the proceeds of such an award at the Bank’s option either to the restoration or repair of the Mortgaged Property or to satisfaction of the Mortgage Debt.

13.	General.

13.1 Severability.  In the event that any provision of this Mortgage shall be held to be invalid in any circumstance, such invalidity shall not affect any other provision or circumstance.

13.2 Notices.  All notices, certificates or other communications hereunder shall be sufficiently given and shall be deemed given two (2) days after mailing by registered or certified mail, postage prepaid, or when delivered by a nationally recognized overnight courier, addressed to the following addresses:

Bank:

BANK OF AMERICA, N.A.
100 Front Street
Worcester, MA 01608
Attention: Senior Commercial Loan Officer

With a copy to:

George W. Tetler III, Esquire
Bowditch & Dewey, LLP
311 Main Street
P.O. Box 15156
Worcester, MA 01615-0156

Borrower:

IPG PHOTONICS CORPORATION
Attention: Angelo P. Lopresti, Esquire
50 Old Webster Road
Oxford, MA 01540

With a copy to:

John G. Kalyvas, Esquire
Winston & Strawn LLP
200 Park Avenue
New York, NY 10166

Any party may change the address to which notices are to be sent to it by giving written notice of such change of address to the other party in the manner herein provided for giving notice.

13.3 Captions.  The captions and headings in this Mortgage are for convenience only and in no way define or describe the scope or content of any provision of this Mortgage.

13.4 Counterparts.  This Mortgage may be executed simultaneously in several counterparts, each of which shall be an original and all of which shall constitute but one and the same Mortgage.

13.5 Law.  The validity and interpretation of this Mortgage shall be governed by the laws of The Commonwealth of Massachusetts.

13.6 JURY TRIAL WAIVER. THE BORROWER WAIVES ITS RIGHTS TO A TRIAL BY JURY WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM, BROUGHT OR INSTITUTED BY ANY PARTY TO THIS MORTGAGE OR ANY OF ITS SUCCESSORS AND ASSIGNS, WHICH RELATES DIRECTLY OR INDIRECTLY TO THIS MORTGAGE, THE MORTGAGE DEBT OR THE RELATIONSHIP BETWEEN THE BANK AND THE BORROWER.

This Mortgage is upon the STATUTORY CONDITION and the further condition that all covenants, agreements and obligations of the Borrower contained herein or in any other instrument or statement given by the Borrower to the Bank in connection with the Mortgage Debt shall be kept and fully performed, for any breach of which the Bank shall have the STATUTORY POWER OF SALE.

THIS SPACE INTENTIONALLY LEFT BLANK;
SIGNATURE APPEARS ON THE FOLLOWING PAGE

Executed as a sealed instrument as of the date first above mentioned.

            IPG PHOTONICS CORPORATION

/s/ TARA PINKOS Witness	By: /s/ TIMOTHY P.V. MAMMEN Name: Timothy P.V. Mammen Title: Chief Financial Officer and Vice President

THE COMMONWEALTH OF MASSACHUSETTS

Worcester, ss.

On this 4th day of June, 2008, before me, the undersigned notary public, personally appeared Timothy P.V. Mammen, Chief Financial Officer and Vice President of IPG PHOTONICS CORPORATION, proved to me through satisfactory evidence of identification, which was photographic identification with signature issued by a federal or state governmental agency, oath or affirmation of a credible witness, X personal knowledge of the undersigned, to be the person whose name is signed on the preceding document, and acknowledged to me that he signed it voluntarily for its stated purpose as the Chief Financial Officer and Vice President of IPG PHOTONICS CORPORATION.

/s/ CORNELIA J. COUTURE Notary Public My Commission Expires: Jan. 2, 2015

EXHIBIT A

Tract 1

The land in Oxford, Worcester County, Massachusetts situated on the easterly side of Old Webster Road and being shown as two (2) parcels of land on a plan entitled "Boundary Plan prepared for Elmar Realty Trust, by CME Associates, Inc., Engineers & Planners, Southbridge, Massachusetts, Scale 1" = 100', dated October 1, 1999", recorded with the Worcester Registry of Deeds in Plan Book 748, Plan 89, and shown as "N/F Elmar Realty Trust, area = 2.4 acres" and "N/F Elmar Realty Trust, area = 34.0 Acres, more or less".

Together with all rights of the Mortgagor, if any, in and to the French River.

BEING the same premises conveyed to the Mortgagor by deed of Elmar Realty Trust dated November 11, 1999, and recorded with the Worcester District Registry of Deeds in Book 22042, Page 324.

SUBJECT to a perpetual right and easement to Massachusetts Electric Company to install an "overhead system" and an "underground system" dated August 14, 2000, and recorded in said Deeds Book 23206, Page 20, as affected by First Amendment to Easement Deed recorded in said Deeds Book 39918, Page 289.

TOGETHER with the benefit of and subject to any conditions in a Grant of Easement Agreement from Massachusetts Electric Company to IPG Photonics Corporation for access driveway recorded in said Deeds Book 23719, Page 14, as amended by First Amendment to Grant of Easement Agreement recorded in said Deeds Book 37389, Page 209.

Tract 2

A certain parcel of land located in Oxford, Worcester County, Massachusetts, bounded and described as follows:

The land in the southerly part of Oxford, Worcester County, Massachusetts, containing twenty-two (22) acres, more or less, bounded and described as follows:

BEGINNING at the southwesterly corner of the granted premises at a stonewall intersection with the Boston & Albany Railroad right of way;

THENCE about N. 2° 15' E. by said Railroad right of way, six hundred fifteen (615) feet to a point;

THENCE westerly sixteen (16) feet to a point;

THENCE northerly by said Railroad right of way, seven hundred nine (709) feet to a corner marking the intersection of said Railroad right of way and a stone wall;

THENCE N. 83° 15' E. by said stonewall fence and land formerly of Abel Davis, seven hundred ninety-two (792) feet, more or less, to a point on the bank of the French River;

THENCE southerly, southwesterly and southeasterly by the said French River, one thousand two hundred and twenty (1220) feet, more or less, to the southeasterly corner of the granted premises;

THENCE S. 75° 50' W. by the remains of a fence line and a stonewall nine hundred fifty-seven (957) feet, more or less, to the point of beginning.

And however described, being all of the land located easterly of the Railroad right of way, as shown on a plan entitled "Plan of Land belonging to Mendillo-Kubic Cet. Co., Oxford, Mass. Scale 1" = 200', April 10, 1956, V.F. Kubic, Reg. Land Surveyor," Recorded in Plan Book 215, Plan 16.  Together with a right of way from the Old Worcester Road, so-called, across land now or formerly of Michael Jagiello to the granted premises as laid out on a separate plan entitled "Plan of Right of Way Belonging to Mendillo-Kubic Const. Co., Oxford, Mass., Scale 1" = 40', Feb. 23, 1956, V.F. Kubic Reg. Land Surveyor", Plan Book 215, Plan 17, with a right to maintain the same at all times.

TOGETHER with a temporary right of way over the existing way from the said Old Worcester Road to the granted premises until such time as the Boston & Albany Railroad Company approves the relocation of the railroad crossing.

SUBJECT to rights that may have been conveyed by a prior owner of the granted premises to Samuel Slater and Sons to flow a part of said premises and also such rights as may have been acquired by the former Webster, Providence & Springfield RR., and subsequently assigned.

BEING the same premises described in deed of Buduo Diversified, Inc. to IPG Photonics, Inc. dated October 30, 2000, and recorded in the Worcester District Registry of Deeds Book 23152, Page 255.

Tract 3

The land in Oxford, Worcester County, Massachusetts, bounded and described as follows:

BEGINNING at an iron pipe at the southwest corner of the tract herein described on the easterly side of the 1968 Worcester County Highway layout of Old Webster Road at the northwest corner of Parcel 1-C;

THENCE North 15° 49' 15" West along the easterly side of Old Webster Road a distance of 340.89 feet to a Worcester County Highway bound and opposite station 86+26.16;

THENCE running northerly along the easterly side of Old Webster Road, on a curve to the right having a radius of 1970.00 feet and length of 587.18 feet to an iron pipe;

THENCE North 1° 15' 25" East along the easterly side of Old Webster Road a distance of 169.80 feet to an iron pipe;

THENCE North 73° 20' 15" East along a fence and land now or formerly of Earle N. Hunter a distance of 186.47 feet to an iron pipe;

THENCE North 72° 09' 58" East along a fence of Hunter 34.16 feet to an iron pipe;

THENCE South 10° 49' 59" East along Massachusetts Electric, formerly Providence/Webster/Springfield Railroad, a distance of 278.39 feet to an iron pipe;

THENCE running southerly along Massachusetts Electric on a curve to the right having a radius of 11426.16 feet and a length of 631.51 feet to an iron pipe;

THENCE South 7° 39' 50" East along Massachusetts Electric, a distance of 150.02 feet to an iron pipe;

THENCE South 66° 26' 19" West along Parcel 1-C a distance of 241.78 feet to an iron pipe at the point of beginning.

CONTAINING an area of 6.638 acres, more or less, in Plan Book 493, Plan 19.

SUBJECT to a 30 foot Right of Way for the benefit of land described in deed recorded in Book 23152, Page 255, from the Old Webster Road to land of Massachusetts Electric, the centerline more particularly described as now traveled:

BEGINNING at an iron pipe on the easterly side of Old Webster Road, said pipe being 55.35 feet southerly of a Worcester County Highway bound opposite station 86+26.16;

THENCE North 66° 21' 10" East along the centerline of said Right of Way, 78.66 feet;

THENCE North 57° 10' 42" East along the centerline of said Right of Way 216.53 feet to land of Massachusetts Electric Company.

BEING the same premises described in deed of Melvyn Glickman and Daniel M. Prouty, Trustees of Elmar Realty Trust, to IPG Photonics Corporation dated February 14, 2001, and recorded in the Worcester District Registry of Deeds Book 23552, Page 326.

EXCEPTING from Tract 2 and Tract 3 the property described in deed of IPG Photonics Corporation to 10 Webster Road, LLC, dated September 14, 2005, and recorded in the Worcester District Registry of Deeds Book 37329, Page 71.

THE FOLLOWING EASEMENTS AND APPURTENANCES are applicable to the remaining portions of both Tract 2 and Tract 3 owned by Mortgagor:

SUBJECT to a Roadway Maintenance Covenant with the Oxford Planning Board dated August 22, 2005, recorded in said Deeds Book 37142, Page 335, so far as still in force and effect but without reimposing the same.

SUBJECT to a Covenant with the Oxford Planning Board dated August 22, 2005, recorded in said Deeds Book 37142, Page 338, so far as still in force and effect but without reimposing the same.

SUBJECT to and with the benefit of a Definitive Subdivision Plan approval with conditions by the Oxford Planning Board dated August 3, 2005, recorded in said Deeds Book 37142, Page 342.

SUBJECT to an Order of Conditions from the Oxford Conservation Commission dated July 6, 2005, recorded in said Deeds Book 37253, Page 48.

SUBJECT to a perpetual right and easement for the benefit of Lot 1 on Plan Book 831, Plan 85, as described in Deed dated September 14, 2005, recorded in said Deeds Book 37329, Page 71.

TOGETHER with the benefit of a grant of easement and other easement rights described in a Grant of Easement Agreement from Massachusetts Electric Company to IPG Photonics Corporation dated September 14, 2005, and recorded in Book 37329, Page 52, as affected by assignment of easement and assumption by 10 Webster Road, LLC by Assignment and Assumption of Easement dated September 14, 2005, recorded in Book 37329, Page 76.

MEANING and intending to describe and mortgage all of the property of IPG Photonics Corporation shown on a plan entitled "ALTA Survey Plan Prepared for Owner:  IPG Photonics Corporation, 50 Old Webster Road, Oxford, MA" prepared by CME Associates, Inc. dated May 22, 2008, Scale 1" = 100', recorded or to be recorded in Worcester District Registry of Deeds Plan Book ___________, Plan ___________.